SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of _____________, among SIONIX CORPORATION, a corporation organized under the laws of the State of Nevada (“Sionix”), and [investors to be identified by Southridge Investment Group, LLC] (collectively, “Purchaser”).

WHEREAS, Purchaser and Sionix are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, Purchaser desires to purchase, and Sionix desires to issue, upon the terms and conditions set forth in this Agreement, a subordinated debenture and a common stock warrant of Sionix in consideration for the payment by Purchaser to Sionix of $___________in cash; and

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. PURCHASE AND SALE OF SUBORDINATED DEBENTURE.

a. Purchase of Subordinated Debenture. On the Closing Date (as defined below), Sionix shall issue and deliver to Purchaser, and Purchaser agrees to purchase from Sionix, (i) a duly executed 10% subordinated debenture in the principal amount of $_________, in the form attached hereto as Exhibit A (the “Debenture”) and (ii) a six year warrant to purchase __________ shares of Sionix common stock at an exercise price of $0.40 per share, in the form attached hereto as Exhibit B (the “Warrant”) in consideration for $_____________ cash (the “Purchase Price”). For every $25,000 in principal amount of the Debenture, Purchase will receive a Warrant for 50,000 shares.

b. Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 5 and Section 6 below, the date and time of the sale of the Debenture pursuant to this Agreement (the “Closing Date”) shall be 12:00 noon New York City Time on ______________ or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

c. Form of Payment. On the Closing Date, (i) Purchaser shall pay the Purchase Price in United States dollars by wire transfer of immediately available funds to an account designated in writing by Sionix for such purpose, against delivery of the Debenture and the Warrant, and (ii) Sionix shall deliver to Purchaser the Debenture and Warrant duly executed on behalf of Sionix, against delivery of the Purchase Price.

2. PURCHASER’S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Sionix that:

a. Accredited Purchaser; Investment Purpose. Purchaser represents that it is an “Accredited Investor” as defined in Regulation D under the 1933 Act. Purchaser is purchasing the Debenture and the Warrant for its own account for investment purposes only and not with a view toward, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1993 Act and applicable state securities laws; provided, however, that by making the representations herein, Purchaser does not agree to hold the Debenture or the Warrant for any minimum or other specific term and reserves the right to dispose of the Debenture at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and applicable state securities laws.

b. Reliance on Exemptions. Purchaser understands that the Debenture and the Warrant are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Sionix is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Debenture and the Warrant.

c. Information. Purchaser and its advisors, if any, have been furnished with materials relating to the business, finances and operations of Sionix and materials relating to the offer and sale of the Debenture and the Warrant which have been requested by Purchaser or its advisors. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser’s right to rely on Sionix’s representations and warranties contained in Section 3 below. Purchaser understands that its investment in the Debenture and the Warrant involves a significant degree of risk, including, without limitation, the risk factors set forth on Exhibit C attached hereto and incorporated herein.

d. Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Debenture.

e. Transfer or Resale. Purchaser understands that (i) the sale or resale of the Debenture and the Warrant and any underlying conversion shares of common stock has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Debenture and the Warrant may not be transferred unless (a) the Debenture, the Warrant and the common stock, par value $0.001 per share, of Sionix, issuable upon exercise of the Warrant (the “Warrant Shares”) are sold pursuant to an effective registration statement under the 1933 Act, (b) the Debenture, the Warrant, and the Warrant Shares are sold or transferred pursuant to an exemption from such registration, (c) the Debenture, the Warrant, and the Warrant Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of Purchaser who agrees to sell or otherwise transfer the Debenture or the Warrant only in accordance with this Section 2(e) and who is an Accredited Investor, or (d) the Debenture, the Warrant, and the Warrant Shares are sold pursuant to Rule 144, if such Rule is available; (ii) any sale of such Debenture, Warrant, and Warrant Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Debenture, Warrant, and Warrant Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither Sionix nor any other person is under any obligation to comply with the terms and conditions of any exemption under the 1933 Act.

f. Legends. Purchaser understands that the Debenture, the Warrantand the Warrant Shares shall bear a restrictive legend in the following form:

“NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION OR SAFE HARBOR THEREFROM.”

g. Authorization; Enforcement. This Agreement has been duly and validly authorized by Purchaser. This Agreement has been duly executed and delivered on behalf of Purchaser, and this Agreement constitutes a valid and binding agreement of Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

h. No Brokers. Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

i. Sionix SEC Reports. Purchaser has read Sionix’ periodic and current reports filed with the SEC on and after June 8, 2007, including, without limitation, its annual report on Form 10-KSB for the fiscal year ended September 30, 2006, which are available for review on the SEC’s website at www.sec.gov.

3. REPRESENTATIONS AND WARRANTIES OF SIONIX. Sionix represents and warrants to Purchaser that:

a. Authorization; Enforcement. (i) Sionix has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to sell the Debenture and the Warrant in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by Sionix and the consummation by it of the transactions contemplated hereby (including without limitation, the sale of the Debenture to Purchaser) have been duly authorized by Sionix and no further consent or authorization of Sionix or its shareholders is required, (iii) this Agreement has been duly executed and delivered by Sionix, and (iv) this Agreement constitutes a legal, valid and binding obligation of Sionix enforceable against Sionix in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application

b. No Conflicts. The execution, delivery and performance of this Agreement by Sionix and the consummation by Sionix of the transactions contemplated hereby (including, without limitation, the sale of the Debenture and Warrant to Purchaser) will not (i) conflict with or result in a violation of any provision of its certificate of formation or other organizational documents, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which Sionix is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which Sionix is subject) applicable to Sionix or by which any property of Sionix are bound or affected. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable federal and state securities laws, Sionix is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof. Except for filings that may be required under applicable federal and state securities laws in connection with the issuance and sale of the Debenture and the Warrant, all consents, authorizations, orders, filings and registrations which Sionix is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

c. No Brokers. Sionix has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby except as disclosed in this Section 3(c):

Southridge Investment Group LLC is entitled to those cash and equity fees as provided for in that certain Investment Banking Engagement Letter dated as of February 12, 2007, as modified by that certain Investment Banking Engagement Letter Addendum dated as of May 29, 2007.

d. Issuance of Securities. The issuance of the Debenture and the Warrant are duly authorized and upon issuance in accordance with the terms hereof shall be free from all taxes, liens and charges with respect to the issue thereof. As soon as commercially practicable following the Closing, Sionix will increase its authorized shares of Common Stock to a sufficient number in order to provide that a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 130% of the aggregate of the maximum number of shares of Common Stock issuable upon exercise of the Warrant. The Warrant and, upon exercise, the Warrant Shares, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Debenture and the Warrant is exempt from registration under the 1933 Act.

4. COVENANTS.

a. Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 5 and Section 6 of this Agreement.

b. Financial Reporting. Subsequent to Closing Date, Sionix will take no action which would adversely affect Purchaser’s ability to use Rule 144. Sionix shall make and keep public information available, as those terms are understood and defined in Rule 144 and shall file with the SEC in a timely manner all reports and other documents required of Sionix under the 1933 Act and the Securities Exchange Act of 1934, as amended.

c. Reservation of Shares. Following its receipt of shareholder approval of a sufficient increase in its authorized shares in accordance with applicable federal securities laws, as provided in Section 3(d) above, Sionix shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 130% of the sum of the number of shares of Common Stock issuable upon exercise of the Warrant issued at the Closing (without taking into account any limitations on exercise of the Warrant set forth in the Debenture and Warrant, respectively).

5. CONDITIONS TO SIONIX’S OBLIGATION TO SELL. The obligation of Sionix hereunder to sell and deliver the Debenture and the Warrant to Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for Sionix’s sole benefit and may be waived by Sionix at any time in its sole discretion:

a. Purchaser shall have executed this Agreement and delivered the same to Sionix.

b. Purchaser shall have delivered the Purchase Price in accordance with Section 1(c) above.

c. The representations and warranties of Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.

d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

6. CONDITIONS TO PURCHASER’S OBLIGATION TO PURCHASE. The obligation of Purchaser hereunder to purchase the Debenture at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for Purchaser’s sole benefit and may be waived by Purchaser at any time in its sole discretion.

a. Sionix shall have executed this Agreement and delivered the same to Purchaser.

b. Sionix shall have delivered to Purchaser duly executed Debenture and Warrant (in such denominations as Purchaser shall reasonably request) in accordance with Section 1(c) above.

c. The representations and warranties of Sionix shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and Sionix shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Sionix at or prior to the Closing Date.

d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITH SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT ANY PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTIES HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

b. Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission or electronic mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. A facsimile or electronic mail transmission of this signed Agreement shall be legal and binding on all parties hereto.

c. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. In the event that any provision of this Agreement is invalid or enforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Sionix nor Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile or by electronic mail either in the text of an email message or attached in a commonly readable format, and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by facsimile, or one day after electronically mailed if the sender has received no generated notice that the email message has not been successfully delivered, in each case addressed to a party. The addresses for such communications shall be:

If to Sionix:

2082 Michelson Drive, Suite 304
Irvine, CA 92612
Attention: _______________
Facsimile: (949) 752-7998
Email:

with a copy to:

Richardson & Patel, LLP
405 Lexington Avenue, 26th Floor
New York, NY 10174
Attention: Kevin Friedmann, Esq.
Facsimile: 212-907-6687
Email: kfriedmann@richardsonpatel.com

If to Purchaser:

____________________
____________________
____________________
Attention:
Facsimile:
Email:

with a copy to:

____________________
____________________
Attention:
Facsimile:
Email:

Each party shall provide notice to the other party of any change in address.

h. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither Sionix nor Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(e), Purchaser may assign its rights hereunder to any person that purchases the Debenture, the Warrant, or any Warrant Shares in a private transaction from Purchaser or to any of its “affiliates,” as that term is defined under the 1933 Act, without the consent of Sionix.

i. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Purchaser and Sionix have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

PURCHASER:

[_________________]
By:
Name:
Title:

SIONIX:

SIONIX CORPORATION
By:
Name: Richard H. Papalian
Title: Chief Executive Officer

Exhibit A

Form of Debenture

A-1

Exhibit B

Form of Warrant

B-1

Exhibit C

RISK FACTORS

As used herein, the words “we”, “us” and “our” refer to Sionix Corporation.

An investment in shares of our Common Stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. The following discussion addresses those risks that management believes are the most significant, although there may be other risks that could arise, or may prove to be more significant than expected, that may affect our operations or financial results. Only those investors who can bear the risk of loss of their entire investment should participate in this offering. Prospective investors should carefully consider the following risk factors in evaluating an investment in our Common Stock.

RISKS RELATED TO OUR COMPANY

We have never generated any revenues.

Although we have been in business for more than ten years, we have never generated any revenues from operations. We have been in a development stage since inception, and have yet to manufacture products for sale to customers. All of our working capital has been generated by sales of securities and loans from affiliates.

We have a history of operating losses, which may continue.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. We incurred a net loss of approximately $775,000 for the fiscal year ended September 30, 2006 and a net loss of approximately $950,000 for the nine months ended June 30, 2007. As of June 30, 2007 our accumulated deficit was approximately $16,400,000. We have not achieved profitability on a quarterly or on an annual basis. We may not be able to generate revenues or reach a level of revenue to achieve profitability.

Our future financial results, including our expected revenues, are unpredictable and difficult to forecast.

If we begin to generate revenues, it is likely that our revenues, expenses and operating results will fluctuate from quarter to quarter, which could increase the volatility of the price of our Common Stock. We expect that our operating results will continue to fluctuate in the future due to a number of factors, some of which are beyond our control. These factors include:

·	Our ability, thus far unproven, to sell our products.
·	If we receive orders for products, our ability to complete those orders in a timely fashion.
·	The costs we will incur in manufacturing products.
·	The costs of marketing our products, including customer relations and warranty repairs

Due to all of these factors, our operating results may fall below the expectations of investors, which could cause a decline in the price of our Common Stock.

We will need to raise additional capital to meet our business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute current stockholders’ ownership interests.

We will need to raise additional capital in the future, which may not be available on reasonable terms or at all. The raising of additional capital may dilute our current stockholders’ ownership interests. Our income from operations will not be sufficient to achieve our business plan. We will need to raise additional funds through public or private debt or equity financings to meet various objectives including, but not limited to:

·	pursuing growth opportunities, including more rapid expansion;

·	acquiring complementary businesses;

·	making capital improvements to improve our infrastructure;

·	hiring qualified management and key employees;

·	developing new products, accessories and services;

·	responding to competitive pressures; and

·	complying with regulatory requirements.

Any additional capital raised through the sale of equity or equity backed securities may dilute current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity. The terms of those securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect.

Furthermore, any additional debt or equity financing that we may need may not be available on terms favorable to us, or at all. The registration rights agreements we entered into in connection with a 2006 private placement and a 2007 private placement provide that we will not, without the prior written consent of the majority of registered holders, file or request the acceleration of any other registration statement filed with the SEC, subject to certain exceptions, until the SEC has declared the registration statement contemplated by those registration rights agreements effective. In addition, negative covenants in those purchase agreements limit our ability to raise additional capital, including through the incurrence of debt or liens on our properties or the issuance of equity securities that include registration rights. These negative covenants may impair our ability to raise additional capital. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and, further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

We may be required to pay liquidated damages to certain of our investors under certain circumstances.

We entered into registration rights agreements in connection with our 2006 private placement and our 2007 private placement. These registration rights agreements require us to pay partial liquidated damages under certain circumstances if we do not satisfy our obligations under such registration rights agreements, including our obligations to file or obtain or maintain the effectiveness of registration statements as required under these registration rights agreements. If we are unable to satisfy our obligations under these registration rights agreements and we are obligated to pay partial liquidated damages, it may adversely impact our financial condition.

Our auditors have indicated that our inability to generate sufficient revenue raises substantial doubt as to our ability to continue as a going concern.

Our audited financial statements for the fiscal year ended September 30, 2006 were prepared on a going concern basis in accordance with United States generally accounting principles. The going concern basis of presentation assumes that we will continue in operation for the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. However, our auditors have indicated that our inability to generate sufficient revenue raises substantial doubt as to our ability to continue as a going concern. In the absence of significant revenues and profits, we are seeking to raise additional funds to meet our working capital needs principally through the additional sales of our securities or debt financings. However, we cannot guarantee that will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to us. In the event that these plans can not be effectively realized, there can be no assurance that we will be able to continue as a going concern.

We intend to expand our operations and increase our expenditures in an effort to grow our business. If we are unable to achieve or manage significant growth and expansion, or if our business does not grow as we expect, our operating results may suffer.

Our business plan anticipates continued additional expenditures on development, manufacturing and other growth initiatives. We may not achieve significant growth. If achieved, significant growth would place increased demands on our management, accounting systems, network infrastructure and systems of financial and internal controls. We may be unable to expand associated resources and refine associated systems fast enough to keep pace with expansion, especially to the extent we expand into multiple facilities at distant locations. If we fail to ensure that our management, control and other systems keep pace with growth, we may experience a decline in the effectiveness and focus of our management team, problems with timely or accurate reporting, issues with costs and quality controls and other problems associated with a failure to manage rapid growth, all of which would harm our results of operations.

Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors’ and officers’ liability insurance.

We may be unable to maintain sufficient insurance as a public company to cover liability claims made against our officers and directors. If we are unable to adequately insure our officers and directors, we may not be able to retain or recruit qualified officers and directors to manage us.

Losing key personnel or failing to attract and retain other highly skilled personnel could affect our ability to successfully grow our business.

Our future performance depends substantially on the continued service of our senior management and other key personnel. We do not currently maintain key person life insurance. If our senior management were to resign or no longer be able to serve as our employees, it could impair our revenue growth, business and future prospects.

To meet our expected growth, we believe that our future success will depend upon our ability to hire, train and retain other highly skilled personnel.  We cannot be sure that we will be successful in hiring, assimilating or retaining the necessary personnel, and our failure to do so could cause our operating results to fall below our growth and profit targets.

Rules issued under the Sarbanes-Oxley Act of 2002 may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our Common Stock.

We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for our effective management because of rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges and NASDAQ. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these recent changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our shares of Common Stock on any stock exchange or NASDAQ (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

RISKS RELATED TO OUR BUSINESS

We Expect Intense Competition In Our Industry.

 Many of our competitors are large, diversified manufacturing companies with significant expertise in the water quality business and contacts with water utilities and industrial water consumers. These competitors have significantly greater name recognition and financial and other resources. We cannot assure you that we will succeed in the face of strong competition from other water treatment companies.

Certain Aspects of Our Industry Are Subject To Government Regulation

Treatment of domestic drinking water and wastewater is regulated by a number of federal state and local agencies, including the U.S. Environmental Protection Agency. The changing regulatory environment, including changes in water quality standards, could adversely affect our business or make our products obsolete.

The Operation of Our Products Could Result In Product Liability Claims

We, like any other manufacturer of products that are designed to treat food or water that will be ingested, face an inherent risk of exposure to product liability claims in the event that the use of our products results in injury. Such claims may include, among others, that our products fail to remove harmful contaminants or bacteria, or that our products introduce other contaminants into the water. While we intend to obtain product liability insurance, there can be no assurance that such insurance will continue to be available at a reasonable cost, or, if available, will be adequate to cover liabilities. We do not anticipate obtaining contractual indemnification from parties acquiring or using our products. In any event, any such indemnification if obtained will be limited by our terms and, as a practical matter, to the creditworthiness of the indemnifying party. In the event that we do not have adequate insurance or contractual indemnification, product liabilities relating to defective products could have a material adverse effect on our operations and financial conditions.

Our water treatment system and the related technology is unproven and may not achieve widespread market acceptance among our prospective customers.

Although we have installed a water treatment system on a pilot basis, our products have not been proven in a commercial context over any significant period of time. We have developed our proprietary technology and processes for water treatment based on dissolved air flotation technology, which competes with other forms of water treatment technologies that currently are in operation throughout the United States. Our water treatment system and the technology on which it is based may not achieve widespread market acceptance. Our success will depend on our ability to market our system and services to businesses and water providers on terms and conditions acceptable to us and to establish and maintain successful relationships with various water providers and state regulatory agencies.

We believe that market acceptance of our system and technology and our related success will depend on many factors including:

•	the perceived advantages of our system over competing water treatment solutions;

•	the actual and perceived safety and efficacy of our system;

•	the availability and success of alternative water treatment solutions;

•	the pricing and cost effectiveness of our system;

•	our ability to access businesses and water providers that may use our system;

•	the effectiveness of our sales and marketing efforts;

•	publicity concerning our system and technology or competitive solutions;

•	timeliness in assembling and installing our system on customer sites;

•	our ability to respond to changes in the regulatory standards for levels of various contaminants; and

•	our ability to provide effective service and maintenance of our systems to our customers’ satisfaction.

If our system or technology fails to achieve or maintain market acceptance or if new technologies are introduced by others that are more favorably received than our technology, are more cost effective or otherwise render our technology obsolete, we may experience a decline in demand for our system. If we are unable to market and sell our system and services successfully, our revenues would decline and our operating results and prospects would suffer.

We have only recently leased a manufacturing facility for our products.

In September of 2007 we leased a 60,000 square foot manufacturing facility in Garden Grove, California. We are currently acquiring and assembling the necessary equipment and machinery for manufacturing our products, but have yet to commence manufacturing at the facility. We may encounter unexpected problems and expenses in making the facility ready to commence manufacturing.

We must meet evolving customer requirements for water treatment and invest in the development of our water treatment technologies.

If we are unable to develop or enhance our system and services to satisfy evolving customer demands, our business, operating results, financial condition and prospects will be harmed significantly. The market for water treatment is characterized by changing technologies, periodic new product introductions and evolving customer and industry standards. For instance, competitors in the water treatment industry are continuously searching for methods of water treatment that are more cost-effective and more efficient. Our current and prospective customers may choose water treatment systems that are offered at a lower price than our system. To achieve market acceptance for our system, we must effectively and timely anticipate and adapt to customer requirements and offer products and services that meet customer demands. This may cause us to pursue other technologies or capabilities through acquisitions or strategic alliances. Our customers may require us to provide water treatment systems for many different contaminants or higher volumes of water or to decrease the presence of contaminants. We also may experience design, engineering and other difficulties that could delay or prevent the development, introduction or marketing of any modifications to our system or our new services. Our failure to develop successfully and offer a system or services that satisfy customer requirements would significantly weaken demand for our system or services, which would likely cause a decrease in our revenues and harm our operating results. In addition, if our competitors introduce solutions and/or services based on new or alternative water treatment technologies, our existing and future system and/or services could become obsolete, which would also weaken demand for our system, thereby decreasing our revenues and harming our operating results.

Failure to protect our intellectual property rights could impair our competitive position.

Our water treatment systems utilize a variety of proprietary rights that are important to our competitive position and success. Because the intellectual property associated with our technology is evolving and rapidly changing, our current intellectual property rights may not protect us adequately. We rely on a combination of patents, trademarks, trade secrets and contractual restrictions to protect the intellectual property we use in our business. In addition, we generally enter into confidentiality or license agreements, or have confidentiality provisions in agreements, with our employees, consultants, strategic partners and customers and control access to, and distribution of, our technology, documentation and other proprietary information.

Because legal standards relating to the validity, enforceability and scope of protection of patent and intellectual property rights in new technologies are uncertain and still evolving, the future viability or value of our intellectual property rights is uncertain. Furthermore, our competitors independently may develop similar technologies that limit the value of our intellectual property or design around patents issued to us. If competitors or third parties are able to use our intellectual property or are able to successfully challenge, circumvent, invalidate or render unenforceable our intellectual property, we likely would lose any competitive advantage we might develop. We may not be successful in securing or maintaining proprietary or patent protection for the technology used in our system or services, and protection that is secured may be challenged and possibly lost.

Risks Related to Our Industry

Changes in governmental regulation and other legal uncertainties could adversely affect our customers or decrease demand for our systems, and thus harm our business, operating results and prospects.

In the United States, many different federal, state and local laws and regulations govern the treatment and distribution of  water, as well as and disposal of attendant wastes. The increased interest in the treatment of contaminated water due to increased media attention on the adverse health effects from contaminated drinking water may result in intervention by the EPA or state regulatory agencies under existing or newly enacted legislation and in the imposition of restrictions, fees or charges on users and providers of products and services in this area. These restrictions, fees or charges could adversely affect our potential customers, which could negatively affect our revenues. Conversely, the failure of the EPA or state regulatory agencies to act on a timely basis to set interim or permanent standards for pollutants, or to delay effective dates for standards for pollutants, grant waivers of compliance with such standards or take other discretionary actions not to enforce these standards, may decrease demand for our system if water utilities and agencies are not required to bring their water into compliance with such regulatory standards. While we are not aware of any currently proposed federal regulation directly affecting our business, we cannot predict whether there will be future legislation regarding the treatment and distribution of water and the disposal of attendant wastes.

Water treatment systems in the United States must generally be permitted by a regulatory agency prior to its use by our customers, and changing drinking water standards and other factors could affect the approval process with respect to our systems by such regulatory agencies.

In general, water treatment systems must be permitted by applicable state or local regulatory agencies prior to commencement of operations. We cannot assure you when or whether the various regulatory agencies will approve our system for use by our customers. The application process can be time consuming and often involves several information requests by the regulatory agencies with respect to the system. Any long waiting periods or difficulties faced by our customers in the application process could cause some of our customers to use competing technologies, products, services or sources of drinking water, rather than use our technology.

Demand for our products could be adversely affected by a downturn in government spending related to water treatment, or in the cyclical residential or non-residential building markets.

Our business will be dependent upon spending on water treatment systems by utilities, municipalities and other organizations that supply water, which in turn is often dependent upon residential construction, population growth, continued contamination of water sources and regulatory responses to this contamination. As a result, demand for our water treatment systems could be impacted adversely by general budgetary constraints on governmental or regulated customers, including government spending cuts, the inability of government entities to issue debt to finance any necessary water treatment projects, difficulty of customers in obtaining necessary permits or changes in regulatory limits associated with the contaminants we seek to address with our water treatment system.  A slowdown of growth in residential and non-residential building would reduce demand for drinking water and for water treatment systems. The residential and non-residential building markets are generally cyclical, and, historically, down cycles have typically lasted a number of years. Any significant decline in the governmental spending on water treatment systems or residential or non-residential building markets could weaken demand for our systems.

We operate in a competitive market, and if we are unable to compete effectively, our business, operating results and prospects could suffer.

The market environment in which we operate is very dynamic and is characterized by evolving standards, the development of new technology, regulations which continually reduce the acceptable levels for contaminants and affect the means, methods and costs of disposing of wastes derived from water treatment.

We will compete with large water treatment companies, such as USFilter Corporation, a subsidiary of Siemens AG. Our competition may vary according to the contaminant being removed. Many of our current and potential competitors have technical and financial resources, marketing and service organizations, and market expertise significantly greater than ours. Many of our competitors also have longer operating histories, greater name recognition and large customer bases. Moreover, our competitors may forecast the course of market developments more accurately and could in the future develop new technologies that compete with our system and/or services or even render our system and/or services obsolete. Due to the evolving markets in which we compete, additional competitors with significant market presence and financial resources may enter those markets, thereby further increasing competition. These competitors may be able to reduce our market share by adopting more aggressive pricing policies than we can or by developing technology and services that gain wider market acceptance than our system and/or services. Existing and potential competitors also may develop relationships with distributors of our system and services or third parties with whom we have strategic relationships in a manner that could harm our ability to sell, market and develop our system and services significantly. If we do not compete successfully we may never achieve significant market penetration and we may be unable to maintain or increase our business or revenues, causing our operating results and prospects to suffer.

RISKS RELATED TO OUR COMMON STOCK

You may have difficulty trading our Common Stock as there is a limited public market for shares of our Common Stock.

Our Common Stock is currently quoted on the NASD’s OTC Bulletin Board under the symbol “SINX.OB.” Our Common Stock is not actively traded and there is a limited public market for our Common Stock. As a result, a stockholder may find it difficult to dispose of, or to obtain accurate quotations of the price of, our Common Stock. This severely limits the liquidity of our Common Stock, and would likely have a material adverse effect on the market price for our Common Stock and on our ability to raise additional capital. An active public market for shares of our Common Stock may not develop, or if one should develop, it may not be sustained.

Applicable SEC rules governing the trading of “penny stocks” may limit the trading and liquidity of our Common Stock which may affect the trading price of our Common Stock.

Our Common Stock is currently quoted on the NASD’s OTC Bulletin Board.  Stocks such as ours which trade below $5.00 per share are considered “penny stocks” and subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of our Common Stock and reducing the liquidity of an investment in our Common Stock.

We do not anticipate dividends to be paid on our Common Stock, and stockholders may lose the entire amount of their investment.

A dividend has never been declared or paid in cash on our Common Stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our Common Stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders.  We are currently authorized to issue an aggregate of 150,000,000 shares of Common Stock and plan to increase our authorized shares as soon as commercially practicable to 300,000,000 shares of Common Stock, or such lower number as our board of directors deems advisable.  As of September 30, 2007, we had 106,635,201 shares of Common Stock issued and outstanding. As of December 21, 2007, we have approximately 170,786,241 shares of Common Stock outstanding on a fully diluted basis. We may also issue additional shares of our Common Stock or other securities that are convertible into or exercisable for Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.  The future issuance of any such additional shares of our Common Stock or other securities may create downward pressure on the trading price of our Common Stock.  There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of our Common Stock are currently quoted on the OTC Bulletin Board.

Even though we are not a California corporation, our Common Stock could still be subject to a number of key provisions of the California General Corporation Law.

Under Section 2115 of the California General Corporation Law (the “CGCL”), corporations not organized under California law may still be subject to a number of key provisions of the CGCL. This determination is based on whether the corporation has significant business contacts with California and if more than 50% of its voting securities are held of record by persons having addresses in California. In the immediate future, we will continue the business and operations of Sionix in California, and a majority of our business operations, revenue and payroll will be conducted in, derived from, and paid to residents of California. Therefore, depending on our ownership, we could be subject to certain provisions of the CGCL. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters' and appraisal rights, and inspection of corporate records.